SUB-ADVISORY AGREEMENT

                   TOUCHSTONE INTERNATIONAL FIXED INCOME FUND
                          TOUCHSTONE FUNDS GROUP TRUST

      This SUB-ADVISORY AGREEMENT is made as of October 1, 2009, by and between TOUCHSTONE ADVISORS, INC., an Ohio corporation (the "Advisor"), and AUGUSTUS ASSET MANAGERS LIMITED, a limited company incorporated in England and Wales (the "Sub-Advisor").

      WHEREAS, the Advisor is an investment advisor registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and has been retained by Touchstone Funds Group Trust (the "Trust"), a Delaware business trust organized pursuant to an Agreement and Declaration of Trust dated October 25, 1993 (as amended), and registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), to provide investment advisory services with respect to certain assets of the Touchstone International Fixed Income Fund (the "Fund"); and

      WHEREAS, the Sub-Advisor also is an investment advisor registered under the Advisers Act and is authorized and regulated by the Financial Services Authority (whose address is 25 The North Colonnade, Canary Wharf, E14 5HS) for the provision of investment services in the United Kingdom; and

      WHEREAS, the Advisor desires to retain the Sub-Advisor to furnish it with portfolio management services in connection with the Advisor's investment advisory activities on behalf of the Fund, and the Sub-Advisor is willing to furnish such services to the Advisor and the Fund;

      NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

      1. EMPLOYMENT OF THE SUB-ADVISOR.

            a. In accordance with and subject to the Investment Advisory Agreement between the Trust and the Advisor, attached hereto as Exhibit A (the "Advisory Agreement"), the Advisor hereby appoints the Sub-Advisor to manage the investment and reinvestment of that portion of the assets of the Fund allocated to it by the Advisor (the "Fund Assets"), in conformity with the Fund's currently effective Registration Statement, prospectus and Statement of Additional Information and subject to the control and direction of the Advisor and the Trust's Board of Trustees (the "Board"), for the period and on the terms hereinafter set forth. The Sub-Advisor hereby accepts such employment and agrees during such period to render the services and to perform the duties called for by this Agreement for the compensation herein provided. The Sub-Advisor shall at all times maintain its registration as an investment advisor under the Advisers Act and shall otherwise comply in all material respects with all applicable laws and regulations, both state and federal. The Sub-Advisor shall for all purposes herein be deemed an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust or the Fund.

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            b.    The Advisor represents and warrants that:

                  (i). The Advisor has been duly authorized by the Board to delegate to the Sub-Advisor the provision of investment services to the Fund as contemplated hereby; and

                  (ii). The Advisor is in compliance in all material respects with the requirements of the 1940 Act, Advisers Act, the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act, and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser.

      2. DUTIES OF THE SUB-ADVISOR. The Sub-Advisor will provide the following services and undertake the following duties:

            a. The Sub-Advisor will manage the investment and reinvestment of the Fund Assets, subject to and in accordance with the investment objectives, policies and restrictions of the Fund and in conformity with the Fund's currently effective Registration Statement, prospectus and Statement of Additional Information and any written directions which the Advisor or the Board may give from time to time with respect to the Fund (collectively, the "Disclosure Documents"). In furtherance of the foregoing, the Sub-Advisor will make all determinations with respect to the investment of the Fund Assets and the purchase and sale of portfolio securities and shall take such steps as may be necessary or advisable to implement the same. The Sub-Advisor also will determine the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities will, or will not, be exercised. The Sub-Advisor will render regular reports to the Board and to the Advisor (or such other advisor or advisors as the Advisor shall engage to assist it in the evaluation of the performance and activities of the Sub-Advisor). Such reports shall be made in such form and manner and with respect to such matters regarding the Fund and the Sub-Advisor as the Trust or the Advisor shall from time to time request; provided, however, that in the absence of extraordinary circumstances, the individual primarily responsible for management of Fund Assets for the Sub-Advisor will not be required to attend in person more than one meeting per year with the trustees of the Trust. The Advisor agrees to supply the Sub-Advisor with all Disclosure Documents and to notify the Sub-Advisor promptly of any relevant changes to the Disclosure Documents.


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

            b. The Sub-Advisor shall promptly notify the Advisor if the Sub-Advisor reasonably believes that the value of any security held by the Fund may not reflect fair value. The Sub-Advisor agrees to provide any pricing information of which the Sub-Advisor is aware to the Advisor and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund's valuation procedures for the purpose of calculating the Fund's net asset value in accordance with procedures and methods established by the Board.

            c. Regulatory Compliance.

                  (i) The Sub-Advisor represents and warrants that it is in compliance in all material respects with, and agrees to comply with, the requirements of the 1940 Act, the Advisers Act, the 1933 Act, the 1934 Act, the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. In selecting the Fund's portfolio securities and performing the Sub-Advisor's obligations hereunder, the Sub-Advisor shall cause the Fund to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. The Sub-Advisor shall maintain compliance procedures that it reasonably believes are adequate to ensure the compliance with the foregoing. No supervisory activity undertaken by the Advisor shall limit the Sub-Advisor's full responsibility for any of the foregoing.

                  (ii) The Sub-Advisor has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it will provide to the Advisor and the Fund. The Sub-Advisor shall ensure that its Access Persons (as defined in the Sub-Advisor's Code of Ethics) comply in all material respects with the Sub-Advisor's Code of Ethics, as in effect from time to time. Upon request, the Sub-Advisor shall provide the Fund with (i) a copy of the Sub-Advisor's current Code of Ethics, as in effect from time to time, and
      (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Advisor's Code of Ethics. No less frequently than annually, the Sub-Advisor shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Advisor's Code of Ethics to the Fund and the Advisor. The Sub-Advisor shall respond to requests for information from the Advisor as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Advisor. The Sub-Advisor shall promptly notify the Advisor of any material violation of the Code by any employee involved in the management of the Fund, whether or not such violation relates to a security held by any Fund.

                  (iii) The Sub-Advisor shall notify the Trust's Chief Compliance Officer and Advisor immediately upon detection of (i) any material failure to manage any Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of any of the Fund's or the Advisor's policies, guidelines or procedures, provided that such policies, guidelines and procedures had previously been provided to the Sub-Advisor. In addition, the Sub-Advisor shall provide a quarterly report regarding the Fund's compliance with its investment objectives and policies and applicable law, including, but not limited to the 1940 Act, the Code, and the Fund's and the Advisor's policies, guidelines or procedures as applicable to the Sub-Advisor's obligations under this Agreement. The Sub-Advisor acknowledges and agrees that the Advisor may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Advisor agrees to correct any such failure promptly and to take any action that the Board and/or the Advisor may reasonably request in connection with any such breach. The Sub-Advisor shall also provide the officers of the Trust with supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Sub-Advisor will promptly notify the Trust in the event (i) the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Advisor with the federal or state securities laws or
      (ii) the controlling stockholder of the Sub-Advisor changes or an actual change in control resulting in an "assignment" (as defined in the 1940
      Act) has occurred or is otherwise proposed to occur.


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

                  (iv) The Sub-Advisor shall maintain separate books and detailed records of all matters pertaining to the Fund's assets advised by the Sub-Advisor required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Advisor, custodian or transfer agent appointed by the Fund) relating to its responsibilities provided hereunder with respect to the Fund, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund Books and Records"). The Fund Books and Records shall be available to the Advisor on reasonable notice within the Sub-Advisor's business hours and the Board at any time upon request shall be delivered copies of the Fund Books and Records to the Trust upon the termination of this Agreement and shall be available for telecopying without delay during any day the Sub-Advisor is open for business.

            d. The Sub-Advisor shall provide reasonable support to the Advisor with respect to the marketing of the Fund, including but not limited to:
      (i) permission to use the Sub-Advisor's name as provided in Section 5,
      (ii) permission to use the past performance and investment history of the Sub-Advisor with respect to a composite of other funds managed by the Sub-Advisor that are comparable, in investment objective and composition, to the Fund, (iii) access to the individual(s) responsible for day-to-day management of the Fund for marketing conferences, teleconferences and other activities involving the promotion of the Fund, subject to the reasonable request of the Advisor, (iv) permission to use biographical and historical data of the Sub-Advisor and individual manager(s), and (v) permission to use the names of those clients pre-approved by the Sub-Advisor to which the Sub-Advisor provides investment management services, subject to receipt of the consent of such clients to the use of their names. The Advisor acknowledges and agrees that it shall be responsible for ensuring any marketing activity with respect to the Fund is carried out in compliance with applicable law and regulation; provided, however, that Advisor shall be entitled to rely on the accuracy and truthfulness of written information and material provided by Sub-Advisor, and Sub-Advisor agrees to be responsible and hold Advisor harmless to the extent that such written information and material is inaccurate or not true.


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

            e. The Sub-Advisor will, in the name of the Fund, place orders for the execution of all portfolio transactions in accordance with the policies with respect thereto set forth in the Trust's registration statements under the 1940 Act and the 1933 Act, as such registration statements may be in effect from time to time and which have been provided to the Sub Advisor. When placing orders with brokers and dealers, the Sub-Advisor's primary objective shall be to obtain the most favorable price and execution available for the Fund, and in placing such orders the Sub-Advisor may consider a number of factors, including, without limitation, the overall direct net economic result to the Fund (including commissions, which may not be the lowest available but ordinarily should not be higher than the generally prevailing competitive range), the financial strength and stability of the broker, the efficiency with which the transaction will be effected, the ability to effect the transaction at all where a large block is involved and the availability of the broker or dealer to stand ready to execute possibly difficult transactions in the future. Consistent with the Conduct Rules of the Financial Industry Regulatory Authority ("FINRA"), and subject to seeking most favorable price and execution and compliance with Rule 12b-1(h) under the 1940 Act, the Sub-Advisor may select brokers and dealers to execute portfolio transactions of the Fund that promote or sell shares of the Fund. The Sub-Advisor is specifically authorized, to the extent authorized by law (including, without limitation, Section 28(e) of the 1934 Act, to pay a broker or dealer who provides research services to the Sub-Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, in recognition of such additional research services rendered by the broker or dealer, but only if the Sub-Advisor determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Sub-Advisor's overall responsibilities with respect to discretionary accounts that it manages, and that the Fund derives or will derive a reasonable benefit from such research services. The Sub-Advisor will present a written report to the Board, at least quarterly, indicating total brokerage expenses, actual or imputed, as well as the services obtained in consideration for such expenses, broken down by broker-dealer and containing such information as the Board reasonably shall request.

            f. The Sub-Advisor shall maintain both "errors and omissions" and "directors and officers" insurance coverage in an appropriate amount and shall provide prior written notice to the Trust (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, the Sub-Advisor shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.


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

            g. In the event of any reorganization or other change in the Sub-Advisor, its investment principals, supervisors or members of its investment (or comparable) committee, which, in each case, would reasonably be expected to have a material effect upon the management of the Fund Assets, the Sub-Advisor shall give the Advisor and the Board written notice of such reorganization or change within a reasonable time (but no later than other investors similarly affected are notified) after such reorganization or change.

            h. The Sub-Advisor will bear its expenses of providing services to the Fund pursuant to this Agreement except such expenses as are expressly undertaken by the Advisor or the Trust.

      3. COMPENSATION OF THE SUB-ADVISOR.

            a. As compensation for the services to be rendered and duties undertaken hereunder by the Sub-Advisor, the Advisor will pay to the Sub-Advisor a monthly fee equal on an annual basis to _________________ without regard to any total expense limitation of the Trust or the Advisor. Such fee shall be computed and accrued daily. If the Sub-Advisor serves in such capacity for less than the whole of any period specified in this Section 3a, the compensation to the Sub-Advisor shall be prorated. For purposes of calculating the Sub-Advisor's fee, the daily value of the Fund Assets shall be computed by the same method as the Trust uses to compute the net asset value of the Fund for purposes of purchases and redemptions of shares thereof. Following the first full fiscal year of the Fund, the Sub-Advisor will thereafter be paid a minimum annual sub-advisory fee of $100,000. To the extent that sub-advisory fees paid to the Sub-Advisor in the second and any subsequent full fiscal year of the Fund do not equal or exceed $100,000, then the Advisor shall, within a reasonable period following the close of the Fund's fiscal year, pay the Sub-Advisor the difference between the aggregate sub-advisory fees paid during the fiscal year and $100,000 from the Advisor's own assets. If, following the first full fiscal year of the Fund, the Fund is liquidated or reorganized or the Sub-Advisor is terminated for any reason, then the guaranteed $100,000 payment shall be prorated as of the date of liquidation, reorganization or termination.

            b. The Sub-Advisor reserves the right to waive all or a part of its fees hereunder.

      4. ACTIVITIES OF THE SUB-ADVISOR. The Sub-Advisor will report to the Board (at regular quarterly meetings and at such other times as such Board reasonably shall request, subject to the limitation on personal attendance at such meetings set forth in Section 2a) (i) the financial condition and prospects of the Sub-Advisor, (ii) the nature and amount of transactions affecting the Fund that involve the Sub-Advisor and affiliates of the Sub-Advisor, (iii) information regarding any potential conflicts of interest arising by reason of its continuing provision of advisory services to the Fund and to its other accounts, and (iv) such other information as the Board shall reasonably request regarding the Fund, the Fund's performance, the services provided by the Sub-Advisor and affiliates of the Sub-Advisor to the Fund as compared to its other accounts and the plans of, and the capability of, the Sub-Advisor with respect to providing future services to the Fund and its other accounts. The Sub-Advisor agrees to submit to the Trust a statement defining its policies with respect to the allocation of business among the Fund and its other clients.


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

      The Sub-Advisor has supplied to the Advisor and the Trust copies of its Form ADV with all exhibits and attachments thereto (including the Sub-Advisor's statement of financial condition, if applicable) and will hereafter supply to the Advisor, promptly upon the preparation thereof, copies of all amendments or restatements of such document.

      The services of the Sub-Advisor hereunder are not to be deemed exclusive (except as provided under the letter agreement between the Advisor and the Sub-Advisor dated October 1, 2009) and the Sub-Advisor shall otherwise be free to render services to others so long as its services hereunder are not impaired thereby and to retain for its own use and benefit all fees or other monies payable thereby. Sub-Advisor shall not be deemed to be affected with notice of or to be under any duty to disclose to the Advisor any fact or thing which comes to its notice or that of its directors, officers, employees or agents in the course of the Sub-Advisor rendering services to others or in the course of its business in any other capacity or in any manner whatsoever otherwise than in the course of carrying out its services, obligations or duties hereunder, except to the extent that any such fact or thing could reasonably be understood to affect the provision of its services, obligations or duties hereunder or as otherwise provided in this Agreement.

      5. USE OF NAMES. Neither the Advisor nor the Trust shall use the name of the Sub-Advisor in any prospectus, sales literature or other material relating to the Advisor or the Trust in any manner not approved in advance by the Sub-Advisor; provided, however, that the Sub-Advisor will approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the U.S. Securities and Exchange Commission (the "SEC") or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Sub-Advisor shall not use the name of the Advisor or the Trust in any material relating to the Sub-Advisor in any manner not approved in advance by the Advisor or the Trust, as the case may be; provided, however, that the Advisor and the Trust shall each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Sub-Advisor hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

      6. LIABILITY OF THE SUB-ADVISOR. The Sub-Advisor shall indemnify and hold harmless the Trust and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in
Section 15 of the 1933 Act) (collectively, the "Sub-Advisor Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) by reason of or arising out of:
(a) the Sub-Advisor being in material violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Disclosure Documents, or (b) the Sub-Advisor's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement. In the absence of willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement, the Sub-Advisor shall not be subject to liability to the Trust, the Advisor, the Fund or to any shareholder of the Trust or Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security hereunder.


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

      7. LIMITATION OF TRUST'S LIABILITY. The Sub-Advisor acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Sub-Advisor agrees that (i) the Trust's obligations to the Sub-Advisor under this Agreement (or indirectly under the Advisory Agreement) shall be limited in any event to the Fund Assets and
(ii) the Sub-Advisor shall not seek satisfaction of any such obligation from the holders of shares of the Fund, other than the Advisor, nor from any Trustee, officer, employee or agent of the Trust.

      8. FORCE MAJEURE. The Sub-Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, terrorism, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Sub-Advisor shall take all reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

      9. RENEWAL, TERMINATION AND AMENDMENT.

            a. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until September 30, 2011; and it shall continue thereafter provided that such continuance is specifically approved by the parties and, in addition, at least annually by (i) the vote of the holders of a majority of the outstanding voting securities (as herein defined) of the Fund or by vote of a majority of the Board and (ii) by the vote of a majority of the Board who are not parties to this Agreement or interested persons of either the Advisor or the Sub-Advisor, cast in person at a meeting called for the purpose of voting on such approval.

            b. This Agreement may be terminated at any time, without payment of any penalty, (i) by the Advisor upon not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Advisor; (ii) by the Sub-Advisor upon not less than sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor; or (iii) by the Trust upon either (y) the majority vote of its Board or (z) the affirmative vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

            c. This Agreement may be amended at any time by the parties hereto, subject to approval by the Board and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of the Fund affected by such change.


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

            d. The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

      10. SEVERABILITY. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      11. NOTICE. Any notices under this Agreement shall be in writing addressed and delivered personally (or by telecopy) or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Advisor for this purpose shall be 303 Broadway, Suite 1100, Cincinnati, Ohio 45202 and that the address of the Sub-Advisor shall be 12 St. James's Place, London SW1A 1NX, United Kingdom or facsimile number +44 (0) 20 7499 9114.

      12. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are reasonably necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio and the Sub-Advisor consents to the jurisdiction of courts, both state or federal, in Ohio, with respect to any dispute under this Agreement.. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

                                            TOUCHSTONE ADVISORS, INC.
Attest:

                                            BY /s/ Jill T. McGruder
-------------------------------------          ----------------------------
                                               Jill T. McGruder
Name:                                          Chief Executive Officer
     --------------------------------

Title:
      -------------------------------

                                            AUGUSTUS ASSET MANAGERS LIMITED
Attest:

                                            BY
-------------------------------------          ----------------------------
                                               Name:
Name:                                          Title:
     --------------------------------

Title:                                      BY
      -------------------------------          ----------------------------
                                               Name:
                                               Title:


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